EXHIBIT 99.1
(Translation from Japanese disclosure to JASDAQ)
October 28, 2005
[U.S. GAAP]
Consolidated Quarterly Financial Results Release
For the Nine Months Ended September 30, 2005
Jupiter Telecommunications Co., Ltd. (Consolidated)
Company code number: 4817 (URL http://www.jcom.co.jp/)
Shares traded: JASDAQ
Location of headquarters: Tokyo
Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer
Please address all communications to:

Koji Kobayashi, IR Office	Phone: +81-3-6765-8158 E-Mail: KobayashiKo@jupiter.jcom.co.jp

Hiroto Motomiya, Accounting Controlling	Phone: +81-3-6765-8140 E-Mail: MotomiyaH@jupiter.jcom.co.jp
1. Accounting Policy

	Adoption of any simplified accounting method	: No
‚	Accounting policy or method change from last	: No
reporting period
ƒ	Changes of consolidated companies	: Yes
Nos. of consolidated subsidiaries as of September 30, 2005: 19 (increased by 2 and decreased by 2 from Dec.31, 2004)
Nos. of consolidated affiliates (equity method) as of September 30, 2005: 7 (increased by 1 from Dec.31, 2004)
2. Consolidated operating results (From January 1, 2005 to September 30, 2005)
(1) Consolidated financial results

(In millions of yen, with fractional amounts rounded)

	Revenue		Operating income

	(Millions of yen)%		(Millions of yen)%
September 30, 2005	133,413	12.7	17,705	(3.3)
September 30, 2004	118,382	—	18,307	—

[Ref] Annual forecast 2005	185,000	14.7	27,000	19.5
December 31, 2004	161,346	—	22,592	—

				Net income per share,
	Net income		Net income per share	(diluted)

	(Millions of yen)%		(Yen)	(Yen)
September 30, 2005	13,969	23.2	2,332.90	2,326.73
September 30, 2004	11,342	—	2,373.46	2,373.46

[Ref] Annual forecast 2005	19,000	75.6	3,125.24	—
December 31, 2004	10,821	—	2,221.47	2,221.47

(Notes)
1. The percentages shown next to revenue, operating income and net income represent year-on-year changes.
2. Average number of outstanding shares during term (consolidated):

Basic

	September 2005 interim term: 5,987,696 shares December 2004 term: 4,871,169 shares	September 2004 interim term: 4,778,865 shares

Diluted

	September 2005 interim term: 6,003,572 shares	September 2004 interim term: 4,778,865 shares
December 2004 term: 4,871,169 shares

3. For annual forecast 2005, there is no change from the last disclosure.
4. Weighted average per share diluted for the third quarter 2005 includes outstanding stock options and over-allotment options.
(2) Consolidated financial position

			Equity capital ratio to	Shareholders’ equity
	Total assets	Shareholders’ equity	total assets	per share
	(Millions of yen)	(Millions of yen)%		(Yen)
September 30, 2005	501,358	246,046	49.1	38,699.56
December 31, 2004	439,291	138,370	31.5	26,888.43

(Notes)
Number of outstanding shares at end of term (consolidated):
     September 2005 interim term: 6,357,870 shares

     December 2004 term: 5,146,074 shares
(3) Consolidated cash flow statement

	Cash flows from	Cash flows from	Cash flows from	Balance of cash & cash
	operating activities	investing activities	financing activities	equivalents
	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
September 30, 2005	42,917	(41,249)	25,867	37,955
September 30, 2004	38,788	(26,892)	(11,020)	8,662

3.  Business Results and Financial Conditions
(1) Business Results (comparisons are year-on-year)
During the nine months ended September 30, 2005, the Jupiter Telecommunications consolidated Group (J:COM) steadily executed its growth strategies, “Volume plus Value” strategy, pursuing economy of scale (expanding volume) while enhancing the attractiveness of the group’s services (increasing value).
In terms of volume strategy, the J:COM group strengthened its sales and marketing capabilities by increasing the number of its direct sales representatives to approximately 2,000, which cover the densely populated areas of the Kanto, Kansai and Kyushu regions, and also Sapporo. The J:COM group also endeavored to provide a higher level of training to sales personnel, and actively promoted bulk contracts with MDUs called “J:COM IN THE ROOM,” promising product to convert MDUs into a stable revenue source.
J:COM also concentrated resources on extending its network in order to increase the number of homes passed (“homes passed” refers to the number of households that can be connected through lines that have been laid for cable television, high-speed Internet access and telephony). In addition, the group, on September 30, purchased all the shares of Odakyu Telecommunication Services Co., Ltd. (“Odakyu Cable Vision”), which operates in areas close to its own stations in the central Kanto region. On July 29, the group made an investment in Japan Digital Service Corp. (JDS), an operator of a broad-area distribution network for cable television providers. Consequently, starting this autumn the J:COM group is scheduled to begin using the nationwide optical transmission network that JDS is developing in the Tokyo-Nagoya-Osaka-Fukuoka corridor, enabling the J:COM group to offer CS digital programming to its digital service subscribers without relying on satellites. In concert with JDS, the J:COM group will build a platform that enables cable television operators to provide highly individualized programming, which ranges from CS high-definition broadcasting to shows with local content.
As to value strategy, with the aim of increasing ARPU (average revenue per unit) and reducing churn rates, J:COM further promoted to offer bundled service, in which the three services provided by the group (J:COM TV, J:COM NET, and J:COM PHONE) are combined into a single package. The group promoted subscription to J:COM TV Digital service and the shift to the digital services from analog, while it begun a video-on-demand (VOD) service (J:COM On Demand) through all of its managed franchises from July 1, 2005. For customers who require even higher-speed Internet access, the group has introduced a new service called “J:COM NET Hikari” with access speed of up to 100Mbps to residents of MDUs. Starting this April, J:COM Sapporo, which did not have telephony service before, begun offering fixed-line primary telephony services based on IP technologies.
Customers connected of our Consolidated Group, excluding Odakyu, has increased by 152,600 (8.9%) to 1,865,000 as of September 30, 2005. Breakdown per services are as follows: cable TV increased by 114,600 (7.9%) to 1,574,400 households, their of digital services are 494,300 households which is 3.2 times compared to September 30, 2004 and occupy 31.4% of cable TV. High-speed Internet access and telephony services, increased by 112,000 (16.5%) to 791,700 and by 177,900 (26.3%) to 854,400 households, respectively. The RGU per customer also increased, standing at 1.73 compared to 1.64 as of the end of the nine-month period to September 2004.

As a result of subscriber growth, subscription fees increased by 15% (by ¥15,513 million) to ¥119,344 million. Other revenue decreased by 3% (by ¥482 million) to ¥14,069 million for the nine months ended September 30, 2005. This decrease was primarily due to lower installation fees charged by the Company in conjunction with marketing campaigns. As a result, total revenue increased by 13% (by ¥15,031 million) to ¥133,413 million.
Operating and programming costs increased by 13% (by ¥6,292 million) to ¥54,814 million. This increase was primarily the result of increased programming costs and network operating and maintenance expenses associated with the increase in the number of subscribers of our franchises. Selling, general and administrative expenses increased by 17%(by ¥3,915 million) to ¥26,756 million. This increase was primarily attributable to an increase in sales related headcount and associated labor costs to provide for the future expansion of service area and to support M&A activity. This increase was also due to an increase in advertising and marketing expenses in order to promote the J:COM brand. Stock compensation expense increased by ¥2,582 million to ¥2,651 million. This increase was primarily attributable to the increase in our stock price since our IPO in March 2005, compared to the applicable exercise price of stock options issued to our management and staff. Depreciation and amortization expenses increased by 10%(¥2,844 million) to ¥31,487 million. The increase was primarily attributable to additions to the fixed assets related to the installation of services to new customers, and the expansion and upgrade of our network. As a result, operating income decreased by 3% (¥602 million) to ¥17,705 million.
Other income (expense), primary comprised of interest expense, decreased by 31% (by ¥1,739 million) to ¥3,861 million. This decrease was primarily due to the repayment of our ¥50,000 million subordinated loan facility following our successful initial public offering. As a result, income before income tax was increased by 7% (by ¥914 million) to ¥13,656 million.
Net income for the nine months ended September 30, 2005, increased by 23% (by ¥2,626 million) to ¥13,969 million primarily due to recognition of reversal of valuation allowance.
(2) Financial situation
As of September 30, 2005, cash and cash equivalents balance was ¥37,955 million, an increase of 338% (of ¥29,293 million) compared to cash to September 30, 2004.
The following is a summary of cash flow during the interim period ended September 30, 2005.
Cash Flows from Operating Activities
Net cash provided by operating activities amounted to ¥42,917 million, an increase of ¥4,129 million compared to net cash provided in the previous period of ¥38,788 million. This was primarily the result of a ¥4,824 million increase in operating income before depreciation, amortization and non-cash stock compensation charges.
Cash Flows from Investing Activities
Net cash used in investing activities amounted to ¥41,249 million, an increase of ¥14,357 million compared to net cash used in the previous period of ¥26,892 million. This was primarily the result of a ¥12,651 million increase in amounts spent on acquisitions of new consolidated subsidiaries.

Cash Flows from Financing Activities
Net cash provided by financing activities amounted to ¥25,867 million, an increase of ¥36,887 million compared to net cash used in the previous period of ¥11,020 million. The Company raised ¥90,980 million from the proceeds on the issuance of the common stock and repaid ¥59,032 million in long-term and short-term debt and ¥8,885 million of principal on its capital leases.
(3) Forecasts for the year ending December 2005
There is no change to our forecast in this quarter.

(Cautionary note regarding future-related information)
The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Consolidated interim Financial Statements
JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine months	Nine months ended	Change		12 months ended
	ended September 30, 2005	September 30, 2004			Dec. 31, 2004
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	119,344	103,830	15,513	14.9	140,826
Other	14,069	14,552	(482)	(3.3)	20,520

	133,413	118,382	15,031	12.7	161,346

Operating costs and expenses
Operating and programming costs	(54,814)	(48,522)	(6,292)	(13.0)	(66,570)
Selling, general and administrative	(26,756)	(22,841)	(3,915)	(17.1)	(31,527)
Stock compensation	(2,651)	(69)	(2,582)		(84)
Depreciation and amortization	(31,487)	(28,643)	(2,844)	(9.9)	(40,573)

	(115,708)	(100,075)	(15,633)	(15.6)	(138,754)

Operating income	17,705	18,307	(602)	(3.3)	22,592

Other income :
Interest expense, net:
Related parties	(727)	(3,231)	2,504	77.5	(4,055)
Other	(3,411)	(2,428)	(983)	(40.5)	(6,046)
Other income, net	277	59	217	368.4	37

Income before income taxes and other items	13,844	12,707	1,136	8.9	12,528

Equity in earnings of affiliates	301	478	(177)	(36.9)	610

Minority interest in net (income) losses of consolidated subsidiaries	(489)	(443)	(46)	(10.3)	(458)

Income before income taxes	13,656	12,742	914	7.2	12,680

Income taxes	313	(1,400)	1,713		(1,859)

Net income	13,969	11,342	2,626	23.2	10,821

Per Share data
Net income per share – basic	2,332.90	2,373.46	(40.56)	(1.7)	2,221.47
Net income per share – diluted	2,326.73	2,373.46	(46.73)	(2.0)	2,221.47

Weighted average number of ordinary shares outstanding – basic	5,987,696	4,778,865	1,208,831	25.3	4,871,169

Weighted average number of ordinary shares outstanding – diluted	6,003,572	4,778,865	1,224,707	25.6	4,871,169
(Note)1
Fractional rounded makes some differences with sum of breakdown and total in Change column.

(Note)2
To unify the financial statements of subsidiaries of Liberty Global, Inc. the Company reclassified certain expenses from “sales, general and administrative expenses” to “operating and programming costs” for all periods presented. These reclassifications resulted in ¥9,236 million (7.8% of revenues) and ¥12,700 million (7.9% of revenues) being moved from the former to the latter category for the nine-month period ended September 2004 and for the year ended 2004, respectively. The main expenses subject to reclassification were subscriber billing costs and customer center-related expenses.

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(YEN IN MILLIONS)

	September 30, 2005	December 31, 2004	Change
Account	Amount	Amount	Amount
Current assets:
Cash and cash equivalents	37,955	10,420	27,534
Accounts receivable	8,880	8,823	57
Loans to related party	—	4,030	(4,030)
Prepaid expenses and other current assets	5,650	4,099	1,551

Total current assets	52,485	27,372	25,112

Investments:
Investments in affiliates	4,443	3,773	670
Investments in other securities, at cost	2,891	2,901	(11)

	7,334	6,674	659

Property and equipment, at cost:
Land	1,796	1,796	—
Distribution system and equipment	380,855	344,208	36,647
Support equipment and buildings	17,234	12,613	4,622

	399,885	358,617	41,269

Less accumulated depreciation	(133,390)	(108,614)	(24,776)

	266,495	250,003	16,493

Other assets:
Goodwill, net	151,548	140,659	10,889
Other	23,496	14,583	8,913

	175,044	155,242	19,802

	501,358	439,291	62,067

	September 30, 2005	December 31, 2004	Change
Account	Amount	Amount	Amount
Current liabilities:
Short-term loans	1,334	250	1,084
Long-term debt—current portion	10,772	5,386	5,386
Capital lease obligations—current portion

Related parties	8,721	8,237	484
Other	1,430	1,292	138
Accounts payable	17,209	17,164	45
Accrued expenses and other liabilities	7,827	6,156	1,672

Total current liabilities	47,293	38,485	8,808

Long-term debt, less current portion	136,123	194,088	(57,965)
Capital lease obligations, less current portion:
Related parties	23,059	19,715	3,344
Other	2,798	2,561	237
Deferred revenue	43,693	41,699	1,993
Severance and retirement allowance	166	2,719	(2,553)
Redeemable preferred stock of consolidated subsidiary	500	500	—
Other liabilities	143	180	(37)

Total liabilities	253,775	299,947	(46,173)

Minority interests	1,537	974	563

Shareholders’ equity:
Ordinary shares no par value	114,242	78,133	36,109
Additional paid-in capital	195,458	137,931	57,527
Accumulated deficit	(63,717)	(77,686)	13,969
Accumulated other comprehensive loss	63	(8)	72
Treasury stock	(0)	—	(0)

Total shareholders’ equity	246,046	138,370	107,677

	501,358	439,291	62,067

(Note)
Fractional rounded makes some differences with sum of breakdown and total in Change column.

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(YEN IN MILLIONS)

	Nine months ended	Nine months ended	12 months ended
	September 30, 2005	September 30, 2004	Dec. 31, 2004
Classification	Amount	Amount	Amount

Cash flows from operating activities:
Net income	13,969	11,342	10,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,487	28,643	40,573
Equity in earnings of affiliates	(301)	(478)	(610)
Minority interest in net income of consolidated subsidiaries	489	443	458
Stock compensation expenses	2,651	69	84
Deferred income taxes	(1,798)	108	46
Provision for retirement allowance	(2,579)	420	648
Changes in operating assets and liabilities, excluding effects of business combinations:
(Increase)/decrease in accounts receivable, net	422	(332)	(431)
(Increase)/decrease in prepaid expenses and other current assets	(1,479)	(1,674)	5
(Increase)/decrease in other assets	(315)	(425)	2,444
Increase/(decrease) in accounts payable	930	(4,767)	(1,185)
Increase/(decrease) in accrued expenses and other liabilities	630	5,798	40
Increase/(decrease) in deferred revenue	(1,189)	(359)	(381)

Net cash provided by operating activities	42,917	38,788	52,512

Cash flows from investing activities:
Capital expenditures	(23,669)	(22,974)	(31,793)
Acquisition of new subsidiaries, net of cash acquired	(13,094)	(443)	(443)
Investments in and advances to affiliates	165	19	(360)
Decrease in restricted cash	—	1,460	1,773
Loans to related party	—	—	(4,030)
Acquisition of minority interest in consolidated subsidiaries	(4,017)	(4,958)	(4,960)
Other investing activities	(634)	4	(69)

Net cash used in investing activities	(41,249)	(26,892)	(39,882)

(YEN IN MILLIONS)

	Nine months ended	Nine months ended	12 months ended
	September 30, 2005	September 30, 2004	Dec. 31, 2004
Classification	Amount	Amount	Amount

Cash flows from financing activities:
Proceeds from issuance of common stock	90,980	30,000	30,000
Net increase in short-term loans	1,084	—	250
Proceeds from long-term debt	1,720	5,302	185,302
Principal payments of long-term debt	(59,032)	(38,245)	(210,098)
Principal payments under capital lease obligations	(8,885)	(8,077)	(11,887)
Other financing activities	—	—	(3,563)

Net cash provided by (used in) financing activities	25,867	(11,020)	(9,996)

Net increase in cash and cash equivalents	27,535	876	2,634

Cash and cash equivalents at beginning of year	10,420	7,786	7,786

Cash and cash equivalents at end of term	37,955	8,662	10,420

Segment Information
(1)	Operating segments

The Jupiter Telecommunications Group (the Company and its consolidated subsidiaries) has determined it has one reportable segment “Broadband services”. Therefore, information on operating segments are omitted in this section.

(2)	Segment information by region

Because the Company does not have any overseas subsidiaries or branches, this section is not applicable.

October 28, 2005
Jupiter Telecommunications Co., Ltd.

Highlight of 2005 3Q Results (1/2)

	Unit: Yen in 100 million (rounding in 10 million yen )

	Nine months	Nine months			2005 FY	2004 FY
	ended	ended	Change		estimation	result
Consolidated Income *1	September 30,	September 30,			(achieve-	(estimate	Explanation of changes
	2005	2004	Amount	%	ment)	vs. 2004)

Revenue:
Subscription fees	1,193	1,038	155	15%			Revenue breakdown: CableTV 623(+59up, or +10%), Internet 346(+51up, or +17%), Phone 225(+45up, or+25%)
Other	141	146	Δ5	Δ3%			Install revenue decreased due to marketing campaign

Total	1,334	1,184	150	13%	1,850	1,613
Operating costs and expenses:					(72)%	(15)%
Operating & programming costs	Δ548	Δ485	Δ63	Δ13%			In line with increase of RGU, programming costs, network maintenance costs.
Selling, general & administrative	Δ268	Δ228	Δ39	Δ17%			Headcount increase in sales force to provide for expansion of service area, branding expense, etc

Adjusted EBITDA	518	470	48	10%	725	632
Stock compensation	Δ27	Δ1	Δ26		(71)%	(15)%	Fair value exceeded exercisable price
Depreciation & amortization	Δ315	Δ286	Δ28	Δ10%			Increase of installation equipments

Operating income	177	183	Δ6	Δ3%
Other income (expense):
Interest expense, net	Δ41	Δ56	15	27%			Debt repayment of 300 in August 04 by capital increase & 500 in March 05 by IPO.
Other income (expense), net	3	1	2	368%

Income before tax, equity, minority	138	127	11	9%
Equity in earnings of affiliates	3	5	Δ2	Δ37%
Minority interest in net income	Δ5	Δ4	Δ0	Δ10%

Income before income taxes	137	127	9	7%
Income taxes	3	Δ14	17				Reversal of valuation allowance(39)

Net income	140	113	26	23%	190	108
					(74)%	(76)%

Adjusted EBITDA margin	39%	40%	Δ1pts	%

Capital expenditures	237	230	7	3%
Capital Lease expenditure	112	95	17	18%

Total	349	325	24	7%

	Nine months	Nine months
	ended	ended			As of	As of
Cash Flows	September 30,	September 30,		Assets and Liabilities *1	September	December	Changes
	2005	2004			30, 2005	31, 2004

Cash provided by operating activities	429	388	Improvement of EBITDA(518)	Total Assets	5,014	4,393	621

Cash used in investing activities	Δ412	Δ269	Capital expenditure (237) and Acquisition of new subsidiaries (131) etc.	Equity	2,460	1,384	1,076

Free Cash Flow*2	80	64	(Cash provided operating activities 429) — (Capital expenditure 237) — (Capital lease 112)	Equity capital ratio to total assets	49%	32%	17pts up

Cash generated from financing activities	259	Δ110	Proceeds on the issuance of common stock (+910), Repayment (+679 incl. capital lease principal payments)	Debt (including capital lease obligations)	1,842	2,315	Δ473

Increase (decrease) of cash	275	9		Net Debt	1,463	2,211	Δ748
				D/E Ratio (Net)	0.59	1.60	1.01pts up

*1:Financial data of Odakyu is reflected in Assets and Liabilities, but not in Consolidated Income.
That of CTK is no impact to neither Assets and Liabilities nor Consolidated Income.
*2:Free Cash Flow=(Cash provided by operating activities)—(Capital expenditures)—(Capital lease expenditures)

Jupiter Telecommunications Co., Ltd.

Highlight of 2005 3Q Results (2/2)

				(Reference)
	As of	As of		As of
Jcom Group	September 30,	December 31,	Change	September 30,		Explanation of changes
	2005	2004		2004

Consolidated subsidiaries						Increase(2) - Chofu (Feb. '05), and Odakyu (Sept '05)
Franchises	16	16	0	17	(a)	Decrease(2) - Three subsidiaries (Super Network U, Cable Network
Others	3	3	0	2		Yachiyo and Kisarazu Cable Television) merged to create J:COM Chiba (Apr. '05)

total	19	19	0	19	(1)	Others(3) - @NH, J-Finance, and TEC-J
Equity-method affiliates
Franchises	2	2	0	2	(b)	Franchises (2) - FCN (Fukuoka) and Shimonoseki
Others	5	4	1	3		Increase (1) - JDS (July ’05)

total	7	6	1	5	(2)	Others(5) - CTK*3, Green City CATV, KMS, Jupiter VOD, and JDS

Other franchises	0	1	Δ1	1	(c)	Decrease (1) - Chofu (to subsidiaries, Feb ’05)

Group total ((1)+(2))	26	25	1	24
Franchise ((a) +(b)+(c))	18	19	Δ1	20

				(Reference)
	As of	As of		As of
Operating Data	September 30,	December 31,	Change	September 30,	Explanation of changes
	2005	2004		2004

RGU — managed franchises*4
CATV	1,684,900	1,592,500	92,400	1,569,000
(Digital CATV)	518,700	243,500	275,200	163,000
High-speed internet	837,700	751,600	86,100	721,100
Telephony	909,900	773,000	136,900	718,600

Total RGU	3,432,500	3,117,100	315,400	3,008,700

Customers connected	1,996,100	1,873,000	123,100	1,838,600

RGU per customer	1.72	1.66	0.06	1.64
Customers homes passed	7,303,100	6,861,700	441,400	6,829,100
Rate of taking all 3 services	21.8%	19.1%	2.7pts up	17.8%

	Nine months	Nine months
	ended	ended
	September 30,	September 30,
	2005	2004	Change	Explanation of changes

Average franchise revenue	7,444	7,025	419	Due to increase in average RGU per customer and increase in ratio of
per customer per month(yen)*4	*5	*6		digital and internet 30M
Monthly churn rate*7
CATV	1.3	1.4	Δ0.1
High-speed internet	1.3	1.2	0.1
Telephony	0.8	0.8	0.0

(Reference)

				(Reference)					(Reference)
Consolidated Franchise Only	As of	As of		As of	J:COM Chofu	As of	As of		As of
	September 30,	December 31,	Change	September 30,		September 30,	December 31,	Change	September 30,
	2005	2004		2004		2005	2004		2004

RGU					RGU
CATV	1,574,400	1,482,600	91,800	1,459,800	CATV	33,700	29,900	3,800	28,700
(Digital CATV)	494,300	232,000	262,300	155,600	(Digital CATV)	14,000	6,200	7,800	3,800
High-speed internet	791,700	708,600	83,100	679,700	High-speed internet	11,400	9,800	1,600	9,200
Telephony	854,400	726,500	127,900	676,500	Telephony	0	0	0	0

Total RGU	3,220,500	2,917,700	302,800	2,816,000	Total RGU	45,100	39,700	5,400	37,900

Customers connected	1,865,000	1,744,800	120,200	1,712,400	Customers connected	37,200	32,900	4,300	31,500
RGU per customer	1.73	1.67	0.06	1.64
Customers Homes Passed	6,717,100	6,287,800	429,300	6,262,500

*3:	CTK will become consolidated subsidiaries of J:COM from Nov 7, 2005.
*4:	Managed franchise data at December 31, 2004 excludes Chofu, with which we had a management agreement, but in which we did not have an equity investment until 2005. The data at September 30, 2005 includes FCN and Shimonoseki, but excludes Odakyu.
*5:	Actual results for January — September, 2005
*6:	Actual results for January — September, 2004
*7:	Monthly churn rate=number of cancellation÷average customers connected÷number of months